Exhibit 99.1

FOR IMMEDIATE RELEASE Friday, December 19, 2008	M&T Media Contact:	C. Michael Zabel (716) 842-5385

	M&T Investor Contact:	Donald J. MacLeod (716) 842-5138

	Provident Contact:	Vicki Cox (410) 277-2063
M&T BANK CORPORATION TO ACQUIRE
PROVIDENT BANKSHARES CORPORATION
Merger Strengthens M&T’s Mid-Atlantic Franchise
BUFFALO, NY and BALTIMORE, MD, December 19, 2008 — M&T Bank Corporation (“M&T”) (NYSE:MTB) and Provident Bankshares Corporation (“Provident”) (NASDAQ: PBKS) announced today that they have entered into a definitive agreement under which Provident will be acquired by M&T in a stock-for-stock transaction valued at approximately $401 million based on M&T’s closing price on December 16, 2008.
M&T has $65.2 billion in assets, and has extensive operations in the Baltimore-Washington metropolitan area. Provident, based in Baltimore, has $6.4 billion in assets. M&T will acquire 143 Provident branch offices and 198 ATMs located primarily in Maryland and Virginia, adding to M&T’s current total of 177 branches and 545 ATMs in the same region. M&T also expects to gain approximately $4.6 billion in deposits and $4.3 billion in loans from the merger. When combined with M&T’s existing Mid-Atlantic franchise, the merger will give M&T the second-largest deposit share in Maryland, and will triple M&T’s presence in Virginia.
“This is an opportunity for our constituents and shareholders to participate in the growth of one of the nation’s most successful banking franchises,” said Gary N. Geisel, Provident Chairman and CEO. “This merger also provides the resources that Provident’s customers, employees and communities will require during this challenging economic environment. While Provident has performed well in this difficult environment, in the quarters ahead, we would face significant challenges, particularly in our investment portfolio.”
“With our strong presence in Baltimore, we look forward to this opportunity to expand our commitment across the Mid-Atlantic region, and to bring our new customers a wider array of products and services and a wider network of branches and ATMs,” said M&T Vice Chairman and Chairman and CEO of M&T’s Mid-Atlantic Division, Michael P. Pinto. “M&T will continue to provide sound loans, sound savings, investment and insurance options and sound financial advice to our customers. Our balance sheet is strong, our capital levels exceed all regulatory requirements and we remain profitable, thanks to our longstanding commitment to careful, conservative and consistent management principles.”
“While other banks have been scaling back growth, curtailing lending and laying off employees, M&T is continuing to invest in the Mid-Atlantic, where we have opened, renovated or relocated 30 branches since 2007. In addition, M&T has added 23 new ATMs and filled 800 open positions in just the past year to better serve our customers in the region,” said Atwood “Woody” Collins, III, President of M&T’s Mid-Atlantic Division. “M&T has significant operations in Maryland and Virginia, and we will be able to offer comparable employment opportunities to all of Provident’s customer contact employees, and to substantial numbers of their other employees.”
Collins also said that M&T would sustain Provident’s contribution levels and history of charitable giving. “With M&T’s expanded presence in the Mid-Atlantic comes an expanded commitment to the region, and we are committed to matching or expanding Provident’s charitable donations in the Baltimore area for at least the next three years.” Since 2003, M&T has made charitable contributions totaling over $25 million in the Mid-Atlantic. Baltimore Magazine has consistently recognized M&T as one of the area’s most generous companies, and BusinessWeek Magazine ranked M&T among the ten most generous companies in the United States for two consecutive years.

“We are committed to making this merger successful for our customers, for our employees and for this community,” Mr. Geisel continued. “We are pleased to join a company that shares long-standing commitments, culture and values that are consistent with our more than 120-year tradition and history.”
Under the terms of the merger agreement, Provident common shareholders will receive 0.171625 shares of M&T common stock in exchange for each share of Provident common stock they own. The transaction, based on M&T’s closing stock price of $61.18 on December 16, 2008, is valued at $10.50 per Provident share.
In the merger, shares of Provident preferred stock will be exchanged for shares of preferred stock of M&T, and holders of Provident stock options will receive M&T stock options, in each case on the terms and subject to the conditions set forth in the merger agreement.
The purchase price represents a 3.7% premium to core deposits and 1.4x tangible book value. M&T anticipates that the transaction will be accretive to GAAP and operating earnings per share in 2010, and estimates its internal rate of return on the investment to exceed 16%. “This comfortably exceeds our cost of capital, and given the low-risk nature of the transaction, meets our investment criteria,” said M&T’s Chief Financial Officer, Rene F. Jones.
The merger has been approved by the boards of directors of each company, is subject to certain customary conditions, including regulatory approval and approval by Provident’s common shareholders, and is expected to close late in the second quarter of 2009. After the transaction is completed, Mr. Geisel will be appointed to the board of directors of M&T and its principal banking subsidiary, M&T Bank. M&T also will establish a Baltimore-Washington Area Directors Advisory Council with participation from Provident’s board.
M&T is a bank holding company whose banking subsidiaries, M&T Bank and M&T Bank, National Association, operate branch offices in New York, Pennsylvania, Maryland, Virginia, West Virginia, Delaware, New Jersey and the District of Columbia.

Keefe, Bruyette and Woods, Inc. acted as financial adviser to M&T, and Wachtell Lipton Rosen & Katz acted as its legal adviser in the transaction. Sandler O’Neill + Partners, L.P. acted as financial adviser to Provident, and Sullivan & Cromwell LLP and Kilpatrick Stockton LLP acted as its legal advisers.
Conference Call
M&T and Provident will hold a joint conference call regarding this announcement on Friday, December 19, at 10:00 a.m. Eastern Time. The call may be accessed by calling 1 (800) 762-8795 (access code 395-7625). The investor presentation for this transaction can be accessed on M&T’s website at http://ir.mandtbank.com/events.cfm.
Forward-Looking Statements:
Certain statements contained in this filing that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”), notwithstanding that such statements are not specifically identified. In addition, certain statements may be contained in the future filings of M&T with the Securities and Exchange Commission (“SEC”), in press releases and in oral and written statements made by or with the approval of M&T that are not statements of historical fact and constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements include, but are not limited to: (i) statements about the benefits of the merger between M&T and Provident, including future financial and operating results, cost savings, enhanced revenues and accretion to reported earnings that may be realized from the merger; (ii) statements of plans, objectives and expectations of M&T or Provident or their managements or Boards of Directors; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Words such as “believes,” “anticipates,” “expects,” “intends,” “targeted,” “continue,” “remain,” “will,” “should,” “may” and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.
Forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to: (i) the risk that the businesses of M&T and Provident will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; (ii) expected revenue synergies and cost savings from the merger may not be fully realized or realized within the expected time frame; (iii) revenues following the merger may be lower than expected; (iv) deposit attrition, operating costs, customer loss and business disruption following the merger, including, without limitation, difficulties in maintaining relationships with employees, may be greater than expected; (v) the ability to obtain governmental approvals of the merger on the proposed terms and schedule; (vi) the failure of Provident’s shareholders to approve the merger; (vii) local, regional, national and international economic conditions and the impact they may have on M&T and Provident and their customers and M&T’s and Provident’s assessment of that impact; (viii) changes in interest rates, spreads on earning assets and interest-bearing liabilities, and interest rate sensitivity; (ix) prepayment speeds, loan originations and credit losses; (x) sources of liquidity; (xi) M&T’s common shares outstanding and common stock price volatility; (xii) fair value of and number of stock-based compensation awards to be issued in future periods; (xiii) legislation affecting the financial services industry as a whole, and/or M&T and Provident and their subsidiaries individually or collectively; (xiv) regulatory supervision and oversight, including required capital levels; (xv) increasing price and product/service competition by competitors, including new entrants; (xvi) rapid technological developments and changes; (xvii) M&T’s ability to continue to introduce competitive new products and services on a timely, cost-effective basis; (xviii) the mix of products/services; (xix) containing costs and expenses; (xx) governmental and public policy changes; (xxi) protection and validity of intellectual property rights; (xxii) reliance on large customers; (xxiii) technological, implementation and cost/financial risks in large, multi-year contracts; (xxiv) the outcome of pending and future litigation and governmental proceedings; (xxv) continued availability of financing; (xxvi) financial resources in the amounts, at the times and on the terms required to support M&T’s future businesses; and (xxvii) material differences in the actual financial results of merger and acquisition activities compared with M&T’s expectations, including the full realization of anticipated cost savings and revenue enhancements. Additional factors that could cause M&T’s results to differ materially from those described in the forward-looking statements can be found in M&T’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC. All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters and attributable to M&T or Provident or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements referenced above. Forward-looking statements speak only as of the date on which such statements are made. M&T and Provident undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events.
Additional Information:
In connection with the proposed merger, M&T will file with the SEC a Registration Statement on Form S-4 that will include a Proxy Statement of Provident and a Prospectus of M&T, as well as other relevant documents concerning the proposed transaction. Shareholders are urged to read the Registration Statement and the Proxy Statement/Prospectus regarding the merger when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. You will be able to obtain a free copy of the Proxy Statement/Prospectus, as well as other filings containing information about M&T and Provident at the SEC’s Internet site (http://www.sec.gov). You will also be able to obtain these documents, free of charge, at http://www.mtb.com under the tab “About Us” and then under the heading “Investor Relations” and then under “SEC Filings.” Copies of the Proxy Statement/Prospectus and the SEC filings that will be incorporated by reference in the Proxy Statement/Prospectus can also be obtained, free of charge, by directing a request to Investor Relations, One M&T Plaza, Buffalo, New York 14203, (716) 842-5138.
M&T and Provident and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Provident in connection with the proposed merger. Information about the directors and executive officers of M&T is set forth in the proxy statement for M&T’s 2008 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on March 6, 2008. Information about the directors and executive officers of Provident is set forth in the proxy statement for Provident’s 2008 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on March 12, 2008. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the Proxy Statement/Prospectus regarding the proposed merger when it becomes available. You may obtain free copies of this document as described in the preceding paragraph.
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